Exhibit 99.1

Contact: Larry Kromidas

(618) 258-3206

Olin Corporation, Brass & Winchester Divisions, 427 N. Shamrock Street, East Alton, IL 62024

[FOR IMMEDIATE RELEASE]

Olin and Unions Agree on New Labor Contracts

CLAYTON, MO, December 5, 2005 – New three-year labor contracts have been agreed to between Olin Corporation and its five bargaining units representing nearly 3,000 hourly paid employees at the Company’s East Alton, Illinois facility. The new agreements are effective December 5, 2005 and replace contracts in effect since December 4, 2000.

The five bargaining units include, the International Association of Machinists and Aerospace Workers District 9, the Western Employees’ Trades Council, the International Brotherhood of Electrical Workers Local 649, the United Association of Journeymen & Apprentices of the Plumbing and Pipefitting Industry, Local 553, and the International Chemical Workers Local No. 6C.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts and stainless steel and aluminum strip. Chlor Alkali products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, bleach products, hydrogen and potassium hydroxide.

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